Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A5 of our report dated July 27, 2022 (except for the effects on the financial statements of the restatement described in Note 11, as to which the date is December 21, 2022) relating to the financial statements of LAMY as of May 31, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 21, 2022